Exhibit 99.1

ENERTOPIA REPORTS HIGHEST LITHIUM ASSAY TO DATE AT 1520 PPM

Kelowna, British Columbia--(Newsfile Corp. - May 3, 2023) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following lithium project update.

We are happy to report the assay results from the first 5 holes of our 12-hole 2023 drilling program.  Our first drill hole, DH23-01, recorded the highest Lithium assay reported to date from our West Tonopah (WT) Li project intersecting 1,520 ppm Li over five feet, inside a larger zone that averaged 1,029 ppm Li over a 110-foot thickness, from 243 feet to 353 feet in depth.

Below is the drill assay table for the assay results received to date as well as the summary and interpretation for the respective holes reported today.

HOLE #	From ft	To ft	Thickness ft	PPM Li	Claystone Horizon Color	Comments
DH23-01	0	400
Interval	49	226	177	771	Light Green, tan
Interval	243	353	110	1,029	Dark green, gray	High grade zone
including	348	353	5	1520	Dark green, gray	Highest grade
Interval	353	400	47	598	Dark gray	EOH
DH23-03	0	300
Interval	27	57	30	393	Tan
Interval	87	152	65	455	Tan, green, mixed ash	290 ppm li cutoff
Interval	166	266	100	525	Tan, charcoal, green
Interval	286	300	14	427	Gray green	EOH
DH23-09	0	317
Interval	95	140	55	400	Tan, light green
Interval	175	317	142	791	Tan, light green	EOH
Interval	205	310	105	847	Tan, light green
including	210	220	10	1,110	Tan, light green
DH23-08	0	247
Interval	35	60	25	526	Tan, green
Interval	70	105	35	563	Tan
interval	150	247	97	552	Light Green, dark gray	EOH 750 ppm Li
DH23-12	0	237
Interval	15	35	20	395	Tan
Interval	65	95	30	492	Tan
Interval	145	165	20	463	Tan, dark green
Interval	195	237	42	601	Tan green to dark gray	EOH 800 ppm Li

NOTE: All above intervals used a minimum 300 ppm Li cutoff limit unless otherwise noted in comments.

Summary from the above drill holes:

In 2022 we were successful in discovering an area of green claystone ranging from 15 feet to 130 feet below the surface. All holes bottomed in Li claystone and were open at depth. Our goal for the 2023 drilling program was to better define the zones of higher-grade lithium, and build upon the grade, thickness and areal extent of Li claystone distribution encountered in last year's program.

DH23-01 was a 400 foot, step out to the east from hole DH22-07 drilled last year. DH23-01 not only increased the aerial extent of the deposit but also increased the known thickness by 280 feet with the best grades intersected thus far on the project.

DH23-03 was drilled on a line between DH22-01 and DH22-05, 500 feet NNW from DH22-01. We expected this hole to confirm the grades intersected last year from DH22-01 and 05. But the returned grades were lower than expected at this location.

DH23-09 was drilled 2,950 feet SSW from DH22-10 to test the southwest part of the WT project area. It confirmed the Li claystone is widespread and still open at a depth of 317 feet. Four intercepts of over 1,000 ppm were intersected in this hole in the interval from 205 - 3110 feet.

DH23-08 and DH23-12 were drilled 975 feet and 1,500 feet east respectively of DH23-09 to test for the eastern extent of the higher-grade part of the deposit. Early analysis indicates potentially higher grades remain at depth as both holes ended with their highest ppm Li values being 750 ppm and 800 ppm Li respectively at the (EOH).

We look forward to the assays for the remaining seven holes. These holes were drilled on the western margin of the property into what we believe may be the continuation of the higher-grade zone similar to that observed in hole DH23-01. In addition, by using a sonic rig that provided a 4 inch core we have been able to preserve a large bulk sample inventory of Li claystone material that will be used for 3rd party testing going forward.

WT Project Drill Hole Location Map

West Tonopah Lithium Project
Borehole Locations
Esmeralda County, Nevada
Enertopia Corporation
Enertopia borehole
Cross section
Enertopia property
DH22-07
DH23-02
DH23-01
DH22-06
DH22-05
DH23-03
DH22-04
DH22-01
DH22-08
DH23-04
DH23-10
DH22-10
DH23-11
DH23-05
DH23-06
DH23-07
DH22-16
DH22-19
DH23-09
DH23-08
DH23-12

Inaugural 43-101 report

Upon completion of the 2023 drilling program (and once all assays are received), the Company will commission the writing of an inaugural 43-101 report for the West Tonopah Project, which covers 1,760 acres.

"I am extremely pleased with the drill hole data to date as we are getting a better understanding of the Lithium claystone deposit. We look forward to a steady stream of news and advancements in 2023 not only from Enertopia but also from other Companies operating in the immediate area as work progresses. We are very encouraged by the recent drilling programs taking place near our property boundary including American Battery Technology Company who recently released on February 28, 2023 their 43-101 with an inferred resource of 15.3 million tonnes of LCE (lithium carbonate equivalent) using a 300 ppm li cutoff with an average grade of 561 ppm li.

" Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

The Qualified Person:

The technical data in this news release have been reviewed by Randy Henkle, P. Geol. a qualified person under the terms of NI 43-101.

On April 17th and April 18th, I, Randy Henkle, QP for this project visited the project and observed the drilling and sampling operations at DH23 -02.  I also visited the sample storage facility for the project.  All drilling and sampling operations that I observed were in compliance with CIMM Best Practice procedures.

All samples were submitted to ALS Global in Reno, Nev., for analysis by ME-ICP61 plus Lithium. standards were inserted into the sample sequences at random intervals.

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC and CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.